UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.
Peabody Energy Corporation (“Peabody”) reaffirms its prior guidance regarding 2014 coal sales volumes, U.S. revenues per ton, operating costs and expenses per ton and capital spending. Specifically, Peabody continues to target full-year 2014 sales volumes of 245 to 255 million tons, including U.S. sales of 185 to 190 million tons and Australian sales of 36 to 38 million tons. Peabody's targeted 2014 Australian sales volumes include 16 to 17 million tons of metallurgical coal and 12 to 13 million tons of seaborne thermal coal. In the U.S., Peabody continues to project a 2% to 4% decrease in revenues per ton compared to the prior year.
Peabody also continues to expect a 1% to 3% decrease in its U.S. operating costs and expenses per ton in 2014 compared to the prior year and 2014 Australian operating costs and expenses of approximately $70 per ton, in addition to 2014 capital spending levels of $200 to $220 million.
The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
* * * * *
Certain statements in this report are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Peabody uses words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,” “estimate,” “plan,” “outlook,” “target” or other similar words to identify forward-looking statements. These forward-looking statements are based on numerous assumptions that Peabody believes are reasonable, but they are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations as of December 1, 2014. These factors are difficult to accurately predict and may be beyond Peabody’s control. Peabody does not undertake to update its forward-looking statements. Factors that could affect Peabody’s results include, but are not limited to: global supply and demand for coal, including seaborne thermal and metallurgical coal; price volatility and customer procurement practices, particularly in international seaborne products and in Peabody's trading and brokerage businesses; impact of alternative energy sources, including natural gas and renewables; global steel demand and the downstream impact on metallurgical coal prices; impact of weather and natural disasters on demand and production; reductions and/or deferrals of purchases by major customers and ability to renew sales contracts; credit and performance risks associated with customers, suppliers, contract miners, co-shippers, and trading, banks and other financial counterparties; geologic, equipment, permitting, site access, operational risks and new technologies related to mining; transportation availability, performance and costs; availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; impact of take-or-pay agreements for rail and port commitments for the delivery of coal; successful implementation of business strategies; negotiation of labor contracts, employee relations and workforce availability; changes in postretirement benefit and pension obligations and their related funding requirements; replacement and development of coal reserves; availability, access to and related cost of capital and financial markets; ability to secure Peabody's obligations for land reclamation, federal and state workers’ compensation, federal coal leases and other obligations related to Peabody’s operations; effects of changes in interest rates and currency exchange rates (primarily the Australian dollar); effects of acquisitions or divestitures; economic strength and political stability of countries in which Peabody has operations or serves customers; legislation, regulations and court decisions or other government actions, including, but not limited to, new environmental and mine safety requirements; changes in income tax regulations, sales-related royalties, or other regulatory taxes and changes in derivative laws and regulations; litigation, including claims not yet asserted; and other risks detailed in Peabody’s reports filed with the United States Securities and Exchange Commission (SEC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

December 1, 2014	By: /s/ Kenneth L. Wagner
Name: Kenneth L. Wagner
Title: Vice President, General Counsel - Corporate and Assistant Secretary

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